UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ---------------
                                    FORM 8-K
                                ---------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


--------------------------------------------------------------------------------



 Date of report (Date of earliest event reported) - December 15, 2004
                                                    (December 9, 2004)

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)





         Delaware                   0-24414                      75-1638027

 (State of Incorporation)  (Commission File Number)            (IRS Employer
                                                            Identification No.)


                                 4441 Sigma Road
                               Dallas, Texas 75244



               (Address of Principal Executive Offices)(Zip Code)



       Registrant's telephone number, including Area Code - (972) 233-2903


                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 140.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(C) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.


Effective December 9, 2004, RF Monolithics, Inc., a Delaware corporation
("RFM") and StatSignal IPC, LLC, a Georgia limited liability company ("SIPCO") entered into a Technology Development and Marketing Agreement ("Agreement") pursuant to which RFM and SIPCO agreed to work in close collaboration to develop a standard FCC certified commercial mesh network module, referred to as the Commercial iModule2, plus associated Windows(R) application peripheral interfaces (APIs) , and optionally a Gateway, which incorporates SIPCO's SOS-OEA protocol and RFM's Virtual Wire(TM) products. This Agreement is not considered material, although the relationship between RFM and SIPCO could result in material orders in the future which would be the subject of further disclosure.





 Item 9.01 Financial Statements and Exhibits


           (c)      Exhibits.


                    Exhibit     Description
                    -------     -----------

                    99 Registrant's Press Release, dated December 15, 2004, RF Monolithics and StatSignal IPC Enter into Technology Development Agreement

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      RF MONOLITHICS, INC.




                                      By:      /s/ Harley E Barnes III
                                               ---------------------------------
                                               Harley E Barnes III
                                               Chief Financial Officer




Date: December 15, 2004

                                  EXHIBIT INDEX


Exhibit                      Description
-------                      -----------

99 Registrant's Press Release, dated December 15, 2004, RF Monolithics and StatSignal IPC Enter into Technology Development Agreement